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                                                                    EXHIBIT 99.2


[Reliant Resources, Inc. Logo]





FOR FURTHER INFORMATION:      SANDY FRUHMAN - MEDIA     (713) 207-3123
                              DENNIS BARBER - INVESTORS (713) 207-3042

FOR IMMEDIATE RELEASE:        NOVEMBER 11, 2002


                      RELIANT RESOURCES NAMES JAMES B. ROBB
                         SR. V.P. PERFORMANCE MANAGEMENT


HOUSTON, TX. - Reliant Resources, Inc. (NYSE: RRI) announced today that James
B. Robb has joined the company as senior vice president performance management. In this capacity, he is responsible for coordinating the preparation of business unit plans and overseeing the performance review and improvement processes.

Robb was previously a partner with McKinsey & Company, Inc. where he led the West Coast energy practice. He began his career as a process engineer with Chevron Research Company.

Robb earned a bachelor's degree in chemical engineering from Purdue University and a master's in business administration from the Wharton School of Business, University of Pennsylvania.


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